Reg. No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                _________________


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ________________


                        CHESAPEAKE UTILITIES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                ________________


             Delaware                                  51-0064146
------------------------------                    -------------------
(State or other jursdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)


                909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                                ________________


                        CHESAPEAKE UTILITIES CORPORATION
                           PERFORMANCE INCENTIVE PLAN
                        --------------------------------
                            (Full title of the plan)

                                ________________



                                                     Copies to:
           MICHAEL P. MCMASTERS               D. MICHAEL LEFEVER, ESQ.
      VICE PRESIDENT, TREASURER AND CFO        COVINGTON & BURLING
      CHESAPEAKE UTILITIES CORPORATION      1201 PENNSYLVANIA AVENUE, N.W.
         909 SILVER LAKE BOULEVARD                  P.O. BOX 7566
           DOVER, DELAWARE 19904              WASHINGTON, D.C. 20004-7566
               (302) 734-6799                       (202) 662-5276
    -------------------------------------
    (Name,  address,  including  zip code,
    and  telephone  number, including area
          code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                     Proposed          Proposed
Title of             Maximum           Maximum
Securities           Amount            Offering       Aggregate   Amount of
to be                to be             Price          Offering    Registration
Registered           Registered (1)    Per Unit (2)   Price       Fee
--------------------------------------------------------------------------------
Common Stock,          200,000         $ 18.59375     $3,718,750     $   981.75
par value $0.4867
per share
================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "1933 Act"), the number of shares of Common Stock registered includes such additional number of shares of Common Stock as are required to prevent dilution arising from stock splits, stock dividends or similar transactions affecting the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the 1933 Act based on the average of the high and low sale prices as reported in the consolidated reporting system on January 4, 2000.

NOTE: The documents comprising the Prospectus for the offer and sale of the shares of Common Stock have been omitted in accordance with the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement  Pursuant  to  Instruction  E  to  Form  S-8
------------------------------------------------------

This Registration Statement registers additional securities issuable under the Chesapeake Utilities Corporation Performance Incentive Plan (the "Incentive Plan") of the same class for which a registration statement filed on Form S-8 relating to the Incentive Plan is effective (File No. 33-301175). The contents of that registration statement are hereby incorporated by reference in response to Items 4 through 7 and 9.

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents, heretofore filed by Chesapeake Utilities Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;
(b)     The  Registrant's  Current  Report  on  Form  8-K dated August 24, 1999;
(c) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and
(d) The description of Common Stock contained in the Registrant's registration statement filed under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other incorporated document subsequently filed (or in this Registration Statement, with respect to an incorporated document filed prior to the filing hereof), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  8.     EXHIBITS


Exhibit
Number     Description                                Reference
--------------------------------------------------------------------------------------------
   5       Opinion of Covington & Burling             Filed herewith
   23.1    Consent of Covington & Burling             Incorporated by reference to Exhibit 5
   23.2    Consent of PricewaterhouseCoopers, LLP     Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dover, State of Delaware, on January 6, 2000.

Chesapeake  Utilities  Corporation


By:     /s/  John  R.  Schimkaitis
        --------------------------
        President  and  Chief  Executive  Officer


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.


/s/  Ralph J. Adkins            Chairman  and  Director            July 16, 1999
----------------------
Ralph  J.  Adkins


/s/  John R. Schimkaitis        President,  Chief  Executive       July 16, 1999
--------------------------      Officer  and  Director
John  R.  Schimkaitis


/s/  Michael P. McMasters       Vice President, Chief Financial    July 16, 1999
--------------------------      Officer  and  Treasurer
Michael  P.  McMasters          (Principal Financial  Officer
                                and  Principal Accounting  Officer)


/s/  Richard Bernstein          Director                           July 16, 1999
-----------------------
Richard  Bernstein


/s/  Walter J. Coleman          Director                           July 16, 1999
------------------------
Walter  J.  Coleman


/s/  John W. Jardine, Jr.       Director                           July 16, 1999
----------------------------
John  W.  Jardine,  Jr.


/s/  Rudolph M. Peins, Jr.      Director                           July 16, 1999
-----------------------------
Rudolph  M.  Peins,  Jr.


/s/  Robert F. Rider            Director                           July 16, 1999
----------------------
Robert  F.  Rider


/s/  Jeremiah P. Shea           Director                           July 16, 1999
-----------------------
Jeremiah  P.  Shea


/s/  William G. Warden, III     Director                           July 16, 1999
------------------------------
William  G.  Warden,  III